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Washington, DC

January 31, 2005

EXHIBIT 5.13

United Agri Products, Inc.

7251 W. 4th Street

Greeley, CO 80634

O’Melveny & Meyers LLP

Times Square Tower

7 Times Square

New York, NY 10036

RE:  Registration of Securities of United Agri Products, Inc.

Ladies and Gentlemen:

We have acted as special Texas counsel for each of Tri-State Chemicals, Inc., a Texas corporation (“Tri-State”), and UAP 22 Inc., a Texas corporation (“UAP”), in connection with the filing with the Securities and Exchange Commission (“SEC”) of a registration statement on Form S-4 (File No. 333-111710) (referred to herein, as amended and supplemented, as the “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”), by United Agri Products, Inc. (“Company”) and certain subsidiaries of the Company named as guarantors in the Registration Statement (“Guarantors”) in connection with the Company’s proposed offer to exchange up to $203,500,000 principal amount of the Company’s 8¼% Senior Notes due 2011 (“Exchange Notes”) that have been registered under the Securities Act, which Exchange Notes will be guaranteed (the “Guarantees”) by each of the Guarantors, for a like principal amount of the Company’s outstanding 8¼% Senior Notes due 2011 (“Old Notes”), which Old Notes have also been guaranteed by each of the Guarantors.

We have reviewed executed copies of the (i) Indenture (“Indenture”) dated as of December 16, 2003 executed by JP Morgan Chase Bank, as Trustee, the Company and the Guarantors, and the Guarantees of Tri-State and UAP included therein (“Texas Guarantees”), and (ii) Registration Rights Agreement, dated as of December 16, 2003, by and among the Company, the Guarantors, and UBS Securities LLC, Goldman, Sachs & Co. and Bear, Stearns & Co. Inc.

Further, we have examined the originals, or photostatic or certified copies, of the following:

(i)      the certificate of the Secretary of each of Tri-State and UAP dated as of January 31, 2005, as to, among other things, (a) the Articles of Incorporation and Bylaws of each of Tri-State and UAP, (b) resolutions of the respective board of directors of each of Tri-State and UAP and (c) certain factual matters (“Officer’s Certificates”);

Baker & Mckenzie LLP is a member of Baker & Mckenzie International, a Swiss Verein.

(ii)     the resolutions of the Board of Directors of each of Tri-State and UAP dated as of December 11, 2003, relating to, among other things, the Indenture and the Texas Guarantees and the other transactions contemplated by the Registration Statement;

(iii)    the Certificate from the Secretary of State of the State of Texas, dated January 27, 2005, with respect to the current existence of Tri-State in the State of Texas;

(iv)    the Certificate from the Secretary of State of the State of Texas, dated January 27, 2005, with respect to the current existence of UAP in the State of Texas; and

(v)     the Certificate from the Comptroller of Public Accounts of the State of Texas, dated January 27, 2005, with respect to the good standing of UAP in the State of Texas.

We have also examined originals, or photostatic or certified copies of, and have relied upon the accuracy of, without independent verification or investigation, such (a) records of Tri-State and UAP, (b) certificates of officers of Tri-State and UAP and (c) other documents as we have deemed relevant and necessary as the basis of the opinions set forth below.

In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

As to all matters of fact which are material to our opinion, we have relied, without any independent due diligence or other investigation, upon the Officer’s Certificates delivered to us and the truth and accuracy of the representations, warranties and recitals of fact (as opposed to conclusions of law) made or set forth in the Registration Statement, but we have no knowledge that any such statements are inaccurate or incomplete.

Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual knowledge of the Baker & McKenzie LLP attorneys in its Dallas, Texas office who have represented each of Tri-State and UAP in connection with the transactions contemplated by the Registration Statement. We have relied solely upon the examinations and inquiries recited herein and, except for the examinations and inquiries specifically recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that:

1.      Each of Tri-State and UAP is a corporation, validly existing and, to the extent noted below, in good standing under the laws of the State of Texas, and each has the corporate power and authority to execute, deliver and perform its respective obligations under the Indenture and the Texas Guarantees included therein.

Page 2 United Agri Products, Inc. O’Melveny & Meyers LLP January 31, 2005

2.      The issuance of the Texas Guarantees by each of Tri-State and UAP has been duly authorized by all necessary corporate action on the part of such corporation.

3.      The execution, delivery and performance by each of Tri-State and UAP of the Indenture and the Texas Guarantees included therein do not and will not violate such corporation’s Articles of Incorporation or Bylaws.

The opinions expressed above are subject to the following additional qualifications:

The opinions expressed above are limited to the laws of the State of Texas (other than Texas securities or “blue sky” laws, as to which we express no opinion) having effect on the date of this opinion letter, and we express no opinion as to the applicability or the effect of the laws of any other jurisdiction.

Tri-State is not in good standing with the Texas Comptroller of Public Accounts. Tri-State must file its Annual Franchise Tax Report and Public Information Report, as well as pay any outstanding franchise taxes and, if required, penalties and interest, to become in good standing. We have no knowledge as to whether Tri-State has received a notice from the Comptroller of Public Accounts that Tri-State’s Corporate privileges are proposed to be forfeited or have been forfeited.

This opinion letter is being rendered at the request of the Company in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by O’Melveny & Myers LLP, counsel to the Company. This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the filing of this opinion as herein set forth as an Exhibit 5.13 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

This firm disclaims any duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters addressed herein after the date hereof.

Very truly yours,

/s/    Baker & McKenzie LLP

Page 3 United Agri Products, Inc. O’Melveny & Meyers LLP January 31, 2005